Exhibit 99.1

Visa Inc. Posts Strong Fiscal Fourth Quarter and Full-Year 2011 Earnings Results and Increases Existing Share Repurchase Program by $1 Billion

•	GAAP quarterly net income of $880 million or $1.27 per diluted class A common share

•	Adjusted full-year 2011 net income of $3.5 billion or $4.99 per diluted class A common share excluding the revaluation of the Visa Europe put option

•	Full-year 2011 GAAP net income, inclusive of the revaluation of the Company’s Visa Europe put option, was $3.6 billion

•	The Company increases its share repurchase program by $1 billion and quarterly dividend payment by 47%

SAN FRANCISCO, CA, October 26, 2011 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2011. For the fourth quarter ending September 30, 2011, GAAP net income was $880 million, an increase of 14% over the prior year. GAAP diluted class A common stock earnings per share were $1.27 - an increase of 20% over the prior year on a GAAP basis, or an increase of 34% over the prior year on an adjusted basis (excluding the revaluation of the Company’s Visa Europe put option). The weighted-average number of diluted class A common shares outstanding was approximately 692 million.

GAAP net operating revenue in the fiscal fourth quarter of 2011 was $2.4 billion, an increase of 13% over the prior year and driven by strong contributions across all revenue categories. Currency fluctuations contributed 2 percentage points of growth towards quarterly net operating revenues.

On an adjusted basis (excluding the revaluation of the Company’s Visa Europe put option), net income for the full-year was $3.5 billion, an increase of 22% over the prior year. On an adjusted basis, diluted class A common stock earnings per share were $4.99, an increase of 28% over the prior year on an adjusted basis.

GAAP net income for the full-year was $3.6 billion, inclusive of the revaluation of the Company’s Visa Europe put option. Diluted class A common stock earnings per share were $5.16. The Company’s adjusted quarterly and full-year net income per class A common share outstanding are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables. The weighted-average number of diluted class A common shares outstanding was approximately 707 million.

GAAP net operating revenue for the full-year was $9.2 billion, an increase of 14% over the prior year and driven by double-digit revenue growth contributions from service, data processing and international transaction revenues. Currency fluctuations contributed 2 percentage points of growth towards full-year net operating revenues.

“Visa continues to deliver strong results, with fourth quarter and full year performance reflecting a business that is both resilient and flexible enough to adapt and flourish in a changing business environment,” said Joseph Saunders, Chairman and Chief Executive Officer of Visa Inc.

“Throughout the quarter and the year, we have been diligent in our efforts to grow our core business, while successfully unlocking new revenue opportunities through strategic investments, both in our core business and into innovations that will ensure our foundation for future growth remains strong. This foundation will allow us to effectively drive transactions, pursue global growth in new markets and provide our clients with innovative ways to provide safe electronic payments to their customers.”

Fiscal Fourth Quarter 2011 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2011, on which fiscal fourth quarter service revenue is recognized, was a positive 14% over the prior year at $941 billion.

Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2011, was a positive 13% over the prior year at $970 billion.

Cross border volume growth, on a constant dollar basis, was a positive 15% for the three months ended September 30, 2011.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended September 30, 2011, were 13 billion, a positive 9% increase over the prior year.

For the fiscal fourth quarter 2011, service revenues were $1.1 billion, an increase of 21% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 10% over the prior year to $925 million. International transaction revenues, which are driven by cross border payments volume, grew 23% over the prior year to $758 million. Other revenues, which include the Visa Europe licensing fee, were $171 million, a 3% increase over the prior year. Client incentives, which are a contra revenue item, were $576 million and represents 19.5% of gross revenues.

Total operating expenses on a GAAP basis were $1 billion for the quarter, a 2% increase over the prior year and included approximately $30 million in restructuring expenses.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $6.9 billion at September 30, 2011.

Visa’s GAAP effective tax rate was 35% for the quarter ended September 30, 2011.

Fiscal Full-Year 2011 Financial Highlights:

For the fiscal full-year 2011, service revenues were $4.3 billion, an increase of 22% over the prior year. Data processing revenues rose 11% over the prior year to $3.5 billion. International transaction revenues, which are driven by cross border payments volume, grew 17% over the prior year to $2.7 billion. Other revenues, which include the Visa Europe licensing fee, were $655 million, an 8% decrease over the prior year. Client incentives, which are a contra revenue item, were $1.9 billion and represent 17% of gross revenues.

Total processed transactions, which represent transactions processed by VisaNet for the 12 months ended September 30, 2011, totaled 51 billion, a 12% increase over the prior year.

Total operating expenses on a GAAP basis were $3.7 billion for the full-year, a 7% increase over the prior year.

Visa’s GAAP effective tax rate was 36% for the twelve months ended September 30, 2011, excluding the revaluation of the Visa Europe put option.

Notable Events:

During the three months ended September 30, 2011, the Company repurchased approximately 5.2 million class A common shares, at an average price of $80.87 per share, for a total cost of $423 million.

As announced on October 19, 2011, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.22 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on December 6, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of November 18, 2011.

Today, the Company announces that its Board of Directors has authorized a $1 billion increase to its previously announced $1 billion share repurchase program. The authorization will be in place through July 20, 2012, and is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metrics through 2012:

•	Annual net revenue growth: high single to low double digit range; and

•	Adjusted annual diluted class A common stock earnings per share growth: mid to high teens range.

Visa Inc. provides its financial outlook for the following metrics for 2012:

•	Client incentives as a percent of gross revenues: 17% to 18% range;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin: About 60%;

•	Adjusted tax rate: 33% to 34% range*;

•	Capital expenditures $350 million to $400 million range; and

•	Annual free cash flow: Above $4 billion.

* Financial Outlook excludes impact of possible non-cash revaluation of deferred tax liabilities, which could decrease the GAAP tax rate to 30 to 31%. These deferred tax liabilities are primarily associated with indefinite-lived intangible assets recorded as part of Visa’s October 2007 reorganization.

Fiscal Fourth Quarter and Full-Year 2011 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights.

All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days.

Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “project,” “should,” “will,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our earnings per share, cash flow, revenue, incentive payments, expenses, operating margin, tax rate and capital expenditures and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, particularly the rules recently promulgated under the U.S. Wall Street Reform and Consumer Protection Act, including:

•	rules capping debit interchange rates;

•	rules expanding issuers’ and retailers’ choice among debit payment networks;

•	the spread of regulation of debit payments to credit and other product categories;

•	the spread of U.S. regulations to other countries; and

•	rules about consumer privacy and data use and security

•	developments in current or future disputes and our ability to absorb their impact, including interchange and tax;

•	macroeconomic factors, such as:

•	global economic, political, health and other conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry developments, such as:

•	competitive pressure, particularly on client pricing;

•	rapid technological developments;

•	bank and merchant consolidation and their increased focus on payment card costs;

•	disintermediation from the payments value stream through new entrants, government actions or bilateral agreements; and

•	adverse changes in our relationships and reputation;

•	concentration of revenue;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	our clients’ failure to fund settlement obligations we have guaranteed;

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards;

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate successfully recent acquisitions or new technologies; and

•	changes in accounting principles or treatments; and

the other factors discussed under the heading “Risk Factors” herein. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,105	$912	$4,261	$3,497
Data processing revenues	925	840	3,478	3,125
International transaction revenues	758	619	2,674	2,290
Other revenues	171	167	655	713
Client incentives	(576)	(421)	(1,880)	(1,560)

Total operating revenues	2,383	2,117	9,188	8,065

Operating Expenses
Personnel	388	353	1,459	1,222
Network and processing	106	119	357	425
Marketing	239	233	870	964
Professional fees	115	108	337	286
Depreciation and amortization	77	78	288	265
General and administrative	95	117	414	359
Litigation provision	1	(4)	7	(45)

Total operating expenses	1,021	1,004	3,732	3,476

Operating income	1,362	1,113	5,456	4,589

Other Income (Expense)
Interest expense	(13)	(15)	(32)	(72)
Investment income, net	1	20	108	49
Other	4	77	124	72

Total other (expense) income	(8)	82	200	49

Income before income taxes	1,354	1,195	5,656	4,638
Income tax provision	476	422	2,010	1,674

Net income including non-controlling interest	878	773	3,646	2,964
Loss attributable to non-controlling interest	2	1	4	2

Net income attributable to Visa Inc.	$880	$774	$3,650	$2,966

Basic earnings per share
Class A common stock	$1.28	$1.06	$5.18	$4.03

Class B common stock	$0.62	$0.59	$2.59	$2.31

Class C common stock	$1.28	$1.06	$5.18	$4.03

Basic weighted-average shares outstanding
Class A common stock	518	492	509	482

Class B common stock	245	245	245	245

Class C common stock	49	98	70	112

Diluted earnings per share
Class A common stock	$1.27	$1.06	$5.16	$4.01

Class B common stock	$0.62	$0.59	$2.58	$2.30

Class C common stock	$1.27	$1.06	$5.16	$4.01

Diluted weighted-average shares outstanding
Class A common stock	692	731	707	739

Class B common stock	245	245	245	245

Class C common stock	49	98	70	112

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2011	September 30, 2010
	(in millions, except par value data)
Assets
Cash and cash equivalents	$2,127	$3,867
Restricted cash - litigation escrow	2,857	1,866
Investment securities
Trading	57	60
Available-for-sale	1,214	124
Settlement receivable	412	402
Accounts receivable	560	476
Customer collateral	931	899
Current portion of client incentives	278	175
Current portion of deferred tax assets	489	623
Prepaid expenses and other current assets	265	242

Total current assets	9,190	8,734
Restricted cash - litigation escrow	—	70
Investment securities, available-for-sale	711	24
Client incentives	85	101
Property, equipment and technology, net	1,541	1,357
Other assets	129	197
Intangible assets, net	11,436	11,478
Goodwill	11,668	11,447

Total assets	$34,760	$33,408

Liabilities
Accounts payable	$169	$137
Settlement payable	449	406
Customer collateral	931	899
Accrued compensation and benefits	387	370
Client incentives	528	418
Accrued liabilities	562	625
Current portion of long-term debt	—	12
Current portion of accrued litigation	425	631

Total current liabilities	3,451	3,498
Long-term debt	—	32
Accrued litigation	—	66
Deferred tax liabilities	4,205	4,181
Other liabilities	667	617

Total liabilities	8,323	8,394

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001, 622 shares authorized, 520 and 493 shares issued and outstanding at September 30, 2011, and September 30, 2010, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2011 and September 30, 2010	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 47 and 97 shares issued and outstanding at September 30, 2011, and September 30, 2010, respectively	—	—
Additional paid-in capital	19,907	20,794
Accumulated income	6,706	4,368
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	—	3
Defined benefit pension and other postretirement plans	(186)	(115)
Derivative instruments classified as cash flow hedges	18	(40)
Foreign currency translation adjustments	(8)	1

Total accumulated other comprehensive loss, net	(176)	(151)

Total Visa Inc. stockholders’ equity	26,437	25,011
Non-controlling interest	—	3

Total equity	26,437	25,014

Total liabilities and equity	$34,760	$33,408

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Years Ended September 30,
	2011	2010	2009
	(in millions)
Operating Activities
Net income including non-controlling interest	$3,646	$2,964	2,352
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	1,880	1,560	1,234
Fair value adjustment for the Visa Europe put option	(122)	(79)	—
Share-based compensation	154	131	115
Excess tax benefit for share-based compensation	(18)	(14)	(7)
Depreciation and amortization of property, equipment and technology and intangible assets	288	265	226
Litigation provision and accretion	18	(18)	95
Net recognized (gain) loss on investment securities, including other-than-temporary impairment	(3)	(21)	5
Net recognized gain on other investments, including other-than-temporary impairment	(92)	(3)	(462)
Deferred income taxes	164	249	297
Other	(9)	(8)	(35)
Change in operating assets and liabilities:
Trading securities	3	(1)	34
Settlement receivable	(4)	203	526
Accounts receivable	(79)	(7)	(102)
Client incentives	(1,857)	(1,386)	(1,136)
Other assets	(1)	(41)	(109)
Accounts payable	29	(21)	(3)
Settlement payable	36	(245)	(461)
Accrued compensation and benefits	16	(26)	(23)
Accrued and other liabilities	113	191	213
Accrued litigation	(290)	(1,002)	(2,201)

Net cash provided by operating activities	3,872	2,691	558

Investing Activities
Acquisitions, net of cash received of $22, $147 and $0, respectively	(268)	(1,805)	—
Purchases of property, equipment and technology	(353)	(241)	(306)
Proceeds from disposal of property, equipment and technology	—	3	—
Distributions from money market investment	—	89	884
Investment securities, available-for-sale:
Purchases	(1,910)	(11)	(7)
Proceeds from sales and maturities	129	67	297
Purchases of / contributions to other investments	(13)	(17)	(48)
Proceeds / distributions from other investments	116	11	1,010

Net cash (used in) provided by investing activities	(2,299)	(1,904)	1,830

Financing Activities
Repurchase of class A common stock	(2,024)	(1,000)	—
Dividends paid	(423)	(368)	(318)
Deposits into litigation escrow account - retrospective responsibility plan	(1,200)	(500)	(1,800)
Payment from litigation escrow account - retrospective responsibility plan	280	280	2,028
Cash proceeds from exercise of stock options	99	56	32
Excess tax benefit for share-based compensation	18	14	7
Principal payments on debt	(44)	(12)	(50)
Principal payments on capital lease obligations	(10)	(12)	(4)
Payment for redemption of stock	—	—	(2,646)

Net cash used in financing activities	(3,304)	(1,542)	(2,751)

Effect of exchange rate changes on cash and cash equivalents	(9)	5	1

Decrease in cash and cash equivalents	(1,740)	(750)	(362)
Cash and cash equivalents at beginning of year	3,867	4,617	4,979

Cash and cash equivalents at end of year	$2,127	$3,867	$4,617

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,731	$1,291	$1,172
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$36	$31	$18
Interest payments on debt	$3	$4	$7
Assets acquired in joint venture with note payable and equity interest issued	$—	$—	$22

VISA INC.

FISCAL 2010 AND 2011 QUARTERLY RESULTS OF OPERATIONS

US$ in millions

(UNAUDITED)

	Fiscal 2010 Quarter Ended	Fiscal 2011 Quarter Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2010	2010	2011	2011	2011
	(in millions)
Operating Revenues
Service revenues	$912	$1,008	$1,093	$1,055	$1,105
Data processing revenues (1)	840	844	823	886	925
International transaction revenues	619	630	624	662	758
Other revenues (2)	167	161	156	167	171
Client incentives	(421)	(405)	(451)	(448)	(576)

Total operating revenues	2,117	2,238	2,245	2,322	2,383

Operating Expenses
Personnel	353	357	351	363	388
Network and processing (1)	119	80	80	91	106
Marketing (2)	233	197	183	251	239
Professional fees	108	61	77	84	115
Depreciation and amortization	78	67	70	74	77
General and administrative	117	110	95	114	95
Litigation provision	(4)	—	6	—	1

Total operating expenses	1,004	872	862	977	1,021

Operating income (1) (2)	1,113	1,366	1,383	1,345	1,362

Other Income (Expense)
Interest (expense) income	(15)	4	(12)	(11)	(13)
Investment income, net	20	10	9	88	1
Other	77	2	(3)	121	4

Total other income (expense)	82	16	(6)	198	(8)

Income before income taxes	1,195	1,382	1,377	1,543	1,354
Income tax provision	422	498	497	539	476

Net income including non-controlling interest	773	884	880	1004	878
Loss attributable to non-controlling interest	1	—	1	1	2

Net income attributable to Visa Inc. (1) (2)	$774	$884	$881	$1,005	$880

(1)

As previously announced, beginning in the first quarter of fiscal 2011, the Company changed its presentation for non-Visa transactions pass-through revenues and expenses from a gross reporting to a net reporting basis. Previously, pass-through revenues were recorded in data processing and related expenses were recorded in network and processing. This change in presentation does not impact operating income or net income attributable to Visa Inc., as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $38 million in Q4. This amount did not recur in fiscal 2011 as a result of this change in presentation.

(2)

As previously announced, as a result of certain contractual changes relating to our Visa Extras rewards platform, certain fiscal 2010 revenues recorded in other revenues, and expenses recorded in marketing, did not recur in fiscal 2011. These changes do not impact operating income or net income attributable to Visa Inc., as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $7 million in Q4.

Adjusted Net Income and Earnings Per Share

US$ in millions, except per share data

Management believes the presentation of adjusted net income and diluted earnings per share provides a clearer understanding of our operating performance for the periods. The revaluation of the Visa Europe put option during the third fiscal quarter resulted in non-cash, non-operating income during fiscal 2011. The reduction in the fair value of the put option was primarily the result of declines in our estimated long-term price-to-earnings ratio and does not reflect any change in the likelihood that Visa Europe will exercise its option. Management therefore believes that the resulting non-operating income is not indicative of Visa’s performance in the current or future periods.

Fiscal Year 2011
Net income attributable to Visa Inc. (as reported)	$3,650
Revaluation of Visa Europe Put option (1)	(122)

Adjusted net income attributable to Visa Inc.	$3,528
Weighted average number of diluted shares outstanding (as reported)	707
Adjusted diluted earnings per share	$4.99
Diluted earnings per share (as reported)	$5.16
Impact of revaluation of Visa Europe put option	$0.17

(1)	Non-cash, non-operating income resulting from the revaluation of this financial instrument is not subject to tax.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended September 30, 2011, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2011 and 2010, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$400	22.6%	13.3%	$271	27.6%	16.8%	2,866	$129	13.2%	6.7%	624
Canada	61	14.3%	7.3%	55	14.2%	7.1%	488	5	15.8%	8.7%	10
CEMEA	213	30.0%	27.5%	37	40.1%	37.3%	565	175	28.1%	25.6%	999
LAC	250	22.6%	16.9%	90	30.7%	24.5%	1,917	160	18.5%	13.0%	929
US	626	9.0%	9.0%	516	9.0%	9.0%	10,476	109	8.8%	8.8%	905

Visa Inc.	1,549	17.3%	13.6%	970	16.9%	13.2%	16,313	579	17.9%	14.1%	3,467
Visa Credit Programs
US	$241	11.0%	11.0%	$228	10.3%	10.3%	2,662	$13	26.4%	26.4%	18
Rest of World	420	24.1%	15.3%	369	24.8%	15.7%	4,210	51	19.6%	13.0%	181

Visa Inc.	661	19.0%	13.7%	597	18.8%	13.5%	6,872	64	20.9%	15.5%	199
Visa Debit Programs
US	$384	7.8%	7.8%	$288	8.1%	8.1%	7,814	$96	6.9%	6.9%	887
Rest of World	503	23.2%	18.2%	85	39.5%	32.1%	1,627	418	20.4%	15.7%	2,381

Visa Inc.	888	16.0%	13.4%	373	13.9%	12.7%	9,441	515	17.6%	13.9%	3,268

	For the 3 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$379	22.7%	13.2%	$248	25.5%	14.8%	2,758	$131	17.6%	10.4%	599	495	588
Canada	60	13.6%	7.7%	55	14.0%	8.0%	473	5	9.9%	4.2%	10	25	34
CEMEA	204	32.3%	27.0%	35	41.6%	35.5%	532	170	30.5%	25.4%	992	230	232
LAC	244	31.8%	22.9%	85	37.1%	27.7%	1,817	159	29.1%	20.5%	912	365	398
US	623	9.9%	9.9%	518	10.3%	10.3%	10,410	106	8.1%	8.1%	902	498	651

Visa Inc.	1,511	19.1%	14.7%	941	17.3%	13.5%	15,990	570	22.2%	16.8%	3,415	1,614	1,903
Visa Credit Programs
US	$234	9.4%	9.4%	$224	9.8%	9.8%	2,569	$11	2.0%	2.0%	17	199	258
Rest of World	400	25.0%	15.7%	348	25.3%	15.8%	4,042	52	22.6%	15.3%	179	448	509

Visa Inc.	634	18.8%	13.3%	572	18.8%	13.4%	6,610	62	18.5%	12.8%	196	647	766
Visa Debit Programs
US	$389	10.3%	10.3%	$294	10.7%	10.7%	7,841	$95	8.9%	8.9%	885	300	393
Rest of World	488	27.8%	20.5%	75	36.6%	27.3%	1,538	413	26.3%	19.4%	2,334	667	744

Visa Inc.	877	19.4%	15.8%	369	15.2%	13.7%	9,379	508	22.6%	17.3%	3,219	967	1,137

Operational Performance Data

	For the 3 Months Ended March 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$352	18.7%	12.4%	$230	18.5%	11.8%	2,629	$121	19.0%	13.5%	578	476	573
Canada	52	12.3%	7.3%	48	11.4%	6.5%	420	5	21.2%	15.8%	9	25	33
CEMEA	177	26.5%	24.9%	30	33.8%	31.2%	483	147	25.1%	23.7%	906	226	225
LAC	222	26.8%	20.5%	77	32.5%	25.9%	1,740	145	23.9%	17.8%	860	360	389
US	576	11.1%	11.1%	477	11.6%	11.6%	9,581	99	8.9%	8.9%	839	507	648

Visa Inc.	1,379	17.2%	14.3%	862	15.7%	13.1%	14,854	517	19.9%	16.5%	3,193	1,594	1,868
Visa Credit Programs
US	$209	7.6%	7.6%	$199	9.1%	9.1%	2,284	$10	-16.4%	-16.4%	15	197	256
Rest of World	364	19.2%	13.2%	318	19.1%	12.9%	3,825	46	19.9%	15.5%	163	444	504

Visa Inc.	573	14.7%	11.1%	517	15.1%	11.4%	6,108	56	11.5%	8.3%	177	641	760
Visa Debit Programs
US	$367	13.2%	13.2%	$278	13.4%	13.4%	7,298	$89	12.6%	12.6%	824	309	392
Rest of World	439	24.4%	19.9%	68	31.8%	26.1%	1,448	372	23.2%	18.9%	2,192	644	715

Visa Inc.	806	19.1%	16.8%	345	16.6%	15.7%	8,746	461	21.0%	17.6%	3,016	953	1,108

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$361	13.6%	7.9%	$240	21.9%	15.3%	2,767	$121	0.2%	-4.1%	591	473	571
Canada	58	12.1%	7.6%	53	11.3%	6.8%	467	5	22.8%	17.9%	9	25	33
CEMEA	184	25.6%	26.6%	30	32.8%	31.5%	478	154	24.3%	25.7%	955	219	222
LAC	233	21.4%	19.0%	81	26.0%	25.8%	1,822	151	19.1%	15.6%	914	358	387
US	592	11.5%	11.5%	493	12.5%	12.5%	9,999	99	7.0%	7.0%	852	529	685

Visa Inc.	1,428	15.3%	13.3%	898	16.6%	14.5%	15,533	530	13.2%	11.3%	3,321	1,604	1,898
Visa Credit Programs
US	$226	5.4%	5.4%	$216	7.6%	7.6%	2,534	$10	-26.7%	-26.7%	16	205	267
Rest of World	381	20.1%	15.2%	334	19.8%	14.7%	4,008	48	22.6%	18.7%	167	442	503

Visa Inc.	608	14.2%	11.3%	550	14.7%	11.8%	6,542	58	9.5%	6.9%	183	647	770
Visa Debit Programs
US	$365	15.7%	15.7%	$277	16.6%	16.6%	7,465	$88	13.1%	13.1%	835	324	419
Rest of World	454	16.5%	14.1%	71	33.3%	30.0%	1,526	384	13.8%	11.6%	2,302	633	709

Visa Inc.	820	16.1%	14.8%	348	19.6%	19.1%	8,991	472	13.7%	11.9%	3,138	957	1,127

	For the 3 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$326	16.2%	11.6%	$212	16.2%	11.9%	2,681	$114	16.2%	10.9%	595	467	556
Canada	53	10.4%	7.4%	49	10.2%	7.2%	450	5	12.0%	8.9%	9	24	32
CEMEA	164	22.1%	23.2%	27	26.4%	27.6%	418	137	21.3%	22.4%	860	208	212
LAC	204	22.4%	20.1%	69	24.0%	23.8%	1,634	135	21.6%	18.4%	873	356	385
US	574	12.3%	12.3%	474	13.5%	13.5%	9,760	100	7.0%	7.0%	876	501	668

Visa Inc.	1,321	15.8%	14.3%	830	15.1%	13.8%	14,943	491	16.9%	15.1%	3,213	1,557	1,852
Visa Credit Programs
US	$217	3.3%	3.3%	$207	6.4%	6.4%	2,431	$10	-35.7%	-35.7%	17	208	269
Rest of World	338	14.6%	11.4%	295	14.5%	11.3%	3,835	43	15.3%	11.7%	157	439	501

Visa Inc.	555	9.9%	8.2%	503	11.0%	9.3%	6,266	53	0.1%	-1.5%	174	647	770
Visa Debit Programs
US	$357	18.6%	18.6%	$266	19.7%	19.7%	7,329	$90	15.7%	15.7%	859	294	399
Rest of World	409	22.2%	19.9%	61	34.2%	32.0%	1,347	348	20.3%	18.0%	2,180	616	683

Visa Inc.	765	20.5%	19.3%	327	22.1%	21.9%	8,676	438	19.3%	17.5%	3,039	910	1,082

Operational Performance Data

	For the 12 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,492	19.4%	11.7%	$990	23.5%	14.7%	11,021	$503	12.1%	6.3%	2,393
Canada	231	13.1%	7.5%	211	12.8%	7.1%	1,849	20	17.0%	11.1%	39
CEMEA	778	28.7%	26.6%	133	37.3%	34.0%	2,058	646	27.1%	25.1%	3,853
LAC	948	25.5%	19.8%	333	31.5%	26.0%	7,295	615	22.5%	16.6%	3,614
US	2,416	10.4%	10.4%	2,004	10.8%	10.8%	40,466	412	8.2%	8.2%	3,497

Visa Inc.	5,866	17.2%	14.0%	3,670	16.6%	13.6%	62,689	2,196	18.3%	14.6%	13,395
Visa Credit Programs
US	$911	8.4%	8.4%	$867	9.2%	9.2%	10,048	$43	-6.1%	-6.1%	65
Rest of World	1,565	22.2%	14.9%	1,368	22.3%	14.8%	16,084	197	21.2%	15.5%	690

Visa Inc.	2,476	16.7%	12.4%	2,235	16.9%	12.6%	26,132	240	15.1%	10.9%	755
Visa Debit Programs
US	$1,505	11.6%	11.6%	$1,137	12.0%	12.0%	30,418	$369	10.2%	10.2%	3,431
Rest of World	1,885	22.9%	18.2%	299	35.5%	29.0%	6,139	1,587	20.8%	16.3%	9,209

Visa Inc.	3,391	17.6%	15.1%	1,435	16.2%	15.2%	36,557	1,956	18.7%	15.1%	12,640

	For the 12 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,250	23.5%	13.7%	$801	22.2%	12.0%	10,262	$449	25.8%	17.0%	2,298	467	556
Canada	204	18.9%	5.6%	187	20.6%	7.2%	1,701	17	3.2%	-8.9%	36	24	32
CEMEA	605	21.5%	19.2%	97	28.4%	23.3%	1,522	508	20.3%	18.4%	3,277	208	212
LAC	755	28.2%	16.4%	253	31.0%	20.7%	6,106	502	26.9%	14.4%	3,414	356	385
US	2,189	10.0%	10.0%	1,809	11.8%	11.8%	36,601	381	2.3%	2.3%	3,250	501	668

Visa Inc.	5,004	17.4%	12.8%	3,147	16.7%	12.6%	56,191	1,857	18.8%	13.1%	12,273	1,557	1,852
Visa Credit Programs
US	$840	-0.7%	-0.7%	$794	3.6%	3.6%	9,270	$46	-42.2%	-42.2%	69	208	269
Rest of World	1,281	20.1%	10.2%	1,118	21.0%	10.9%	14,584	162	14.3%	5.2%	590	439	501

Visa Inc.	2,121	10.9%	5.8%	1,912	13.1%	7.9%	23,854	209	-6.1%	-10.5%	659	647	770
Visa Debit Programs
US	$1,349	18.0%	18.0%	$1,014	19.2%	19.2%	27,331	$335	14.5%	14.5%	3,180	294	399
Rest of World	1,534	27.3%	19.3%	220	41.4%	29.4%	5,007	1,314	25.2%	17.7%	8,433	616	683

Visa Inc.	2,883	22.8%	18.7%	1,235	22.6%	21.0%	32,337	1,648	22.9%	17.1%	11,614	910	1,082

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Sep 30, 2011	19%	15%
Jun 30, 2011	20%	14%
Mar 31, 2011	16%	13%
Dec 31, 2010	16%	15%
Sep 30, 2010	17%	16%
12 Months Ended
Sep 30, 2011	18%	14%
Sep 30, 2010	16%	12%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Sep 30, 2011	13,263	9%
Jun 30, 2011	13,038	11%
Mar 31, 2011	12,040	13%
Dec 31, 2010	12,580	15%
Sep 30, 2010	12,119	16%
12 Months Ended
Sep 30, 2011	50,922	12%
Sep 30, 2010	45,411	14%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Sep 30, 2011	1,088	31%
Jun 30, 2011	1,045	38%
Mar 31, 2011	1,018	38%
Dec 31, 2010	987	40%
Sep 30, 2010	829	36%
12 Months Ended
Sep 30, 2011	4,137	36%
Sep 30, 2010	3,032	32%